FOR IMMEDIATE RELEASE

Contacts:	Carol B. Yancey, Executive Vice President and CFO – (770) 612-2044 Sidney G. Jones, Vice President-Investor Relations – (770) 818-4628

GENUINE PARTS COMPANY
REPORTS SALES AND EARNINGS
FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2013

- Sales Up 9% and EPS Up 1% -

Atlanta, Georgia, October 18, 2013 — Genuine Parts Company (NYSE: GPC) reported sales and earnings for the third quarter and nine months ended September 30, 2013.

Thomas C. Gallagher, Chairman and Chief Executive Officer, announced today that sales totaling $3.69 billion were up 9% compared to the third quarter of 2012. Net income for the quarter was $173.7 million, up slightly from $172.9 million recorded in the same period of the previous year. Earnings per share on a diluted basis were $1.12, up 1% compared to $1.11 for the third quarter last year.

For the nine months ended September 30, 2013, sales totaled $10.56 billion, up 7% compared to the same period in 2012. Net income for the nine months was $534.5 million, an increase of 10% from $487.8 million recorded in the previous year. Earnings per share on a diluted basis were $3.43, up 10% compared to $3.11 for the same period last year.

In review of the quarter, Mr. Gallagher commented, “While we achieved another quarter of record sales for the Company, the third quarter proved to be challenging for us. This was especially true in our non-automotive businesses, as the demand patterns across these segments decelerated in the quarter. Fortunately, our Automotive Group performed reasonably well for us and continues to report solid progress in their operations.”

Mr. Gallagher added, “In the third quarter, sales for the Automotive Group were up 22% for the second consecutive period. This increase includes core North American growth of approximately 5% and the positive impact of the Australasian acquisition. We were pleased by the ongoing positive sales trends in both North America and at GPC Asia Pacific. Sales for Motion Industries, our Industrial Group, were down by 2.5%; and EIS, our Electrical/Electronic Group, showed sales down approximately 5%. S. P. Richards, our Office Products Group, had a 3% sales decrease for the quarter.”

Mr. Gallagher concluded, “In these challenging times, we are especially focused on our sales initiatives and expense controls across all of our businesses. For the long-term we remain committed to our core objectives of growing sales and earnings, showing operating margin improvement, generating solid cash flows and maintaining a strong balance sheet. Our cash flows are very strong again this year and the Company is in excellent financial condition.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investor Services”, or by dialing toll-free at 877-331-5106, conference ID 72999067. A replay of the call will also be available on the Company’s website or by dialing toll-free at 855-859-2056, conference ID 72999067, after the completion of the conference call until 12:00 a.m. Eastern time on November 2, 2013.

Forward Looking Statements

Some statements in this report, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, slowing demand for the Company’s products, changes in general economic conditions, including, unemployment, inflation or deflation, high energy costs, uncertain credit markets and other macro-economic conditions, the ability to maintain favorable vendor arrangements and relationships, disruptions in our vendors’ operations, competitive product, service and pricing pressures, the Company’s ability to successfully implement its business initiatives in each of its four business segments, the Company’s ability to successfully integrate its acquired businesses, the uncertainties and costs of litigation, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2012 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico and Australasia. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes business products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2012	2013	2012
	(Unaudited)
	(in thousands, except per share data)
Net sales	$3,685,243	$3,375,778	$10,560,042	$9,894,902
Cost of goods sold	2,584,320	2,399,742	7,432,263	7,027,469

Gross profit	1,100,923	976,036	3,127,779	2,867,433
Operating expenses:
Selling, administrative & other expenses	793,957	678,894	2,221,096	2,027,098
Depreciation and amortization	35,220	25,609	98,072	73,329

	829,177	704,503	2,319,168	2,100,427
Income before income taxes	271,746	271,533	808,611	767,006
Income taxes	98,000	98,590	274,119	279,190

Net income	$173,746	$172,943	$534,492	$487,816

Basic net income per common share	$1.12	$1.11	$3.45	$3.14
Diluted net income per common share	$1.12	$1.11	$3.43	$3.11
Weighted average common shares outstanding	154,567	155,147	154,835	155,568
Dilutive effect of stock options and
non-vested restricted stock awards	1,096	988	1,082	1,038

Weighted average common shares outstanding –
assuming dilution	155,663	156,135	155,917	156,606

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2013	2012	2013	2012
	(Unaudited)
	(in thousands)
Net sales:
Automotive	$2,016,076	$1,650,857	$5,572,415	$4,789,258
Industrial	1,110,309	1,138,854	3,344,421	3,398,801
Office Products	430,457	444,255	1,252,857	1,283,748
Electrical/Electronic Materials	142,818	150,877	424,973	447,433
Other (1)	(14,417)	(9,065)	(34,624)	(24,338)

Total net sales	$3,685,243	$3,375,778	$10,560,042	$9,894,902

Operating profit:
Automotive	$180,166	$150,648	$487,591	$418,187
Industrial	79,596	94,621	247,382	274,002
Office Products	28,094	29,942	91,054	98,068
Electrical/Electronic Materials	12,625	13,555	35,297	38,454

Total operating profit	300,481	288,766	861,324	828,711
Interest expense, net	(7,031)	(4,971)	(18,236)	(14,705)
Intangible amortization	(7,726)	(3,428)	(20,487)	(9,180)
Other, net	(13,978)	(8,834)	(13,990)	(37,820)

Income before income taxes	$271,746	$271,533	$808,611	$767,006

Capital expenditures	$33,338	$20,259	$84,146	$71,627

Depreciation and amortization	$35,220	$25,609	$98,072	$73,329

(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	Sept. 30,	Sept. 30,
	2013	2012
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$320,870	$398,118
Trade accounts receivable, net	1,759,517	1,606,297
Merchandise inventories, net	2,832,108	2,529,435
Prepaid expenses and other current assets	382,980	308,839

TOTAL CURRENT ASSETS	5,295,475	4,842,689
Goodwill and other intangible assets, less accumulated amortization	1,280,182	504,192
Deferred tax asset	257,571	243,547
Other assets	462,172	617,737
Net property, plant and equipment	648,503	560,900

TOTAL ASSETS	$7,943,903	$6,769,065

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Trade accounts payable	$2,213,190	$1,754,253
Current portion of debt	583,896	—
Income taxes payable	19,176	12,496
Dividends payable	82,982	76,814
Other current liabilities	554,850	458,529

TOTAL CURRENT LIABILITIES	3,454,094	2,302,092
Long-term debt	250,000	500,000
Retirement and other post-retirement benefit liabilities	481,333	476,108
Deferred tax liability	90,584	—
Other long-term liabilities	514,717	463,924
Common stock	154,357	155,131
Retained earnings and other	3,570,356	3,282,289
Accumulated other comprehensive loss	(581,652)	(420,845)

TOTAL PARENT EQUITY	3,143,061	3,016,575
Noncontrolling interests in subsidiaries	10,114	10,366

TOTAL EQUITY	3,153,175	3,026,941

TOTAL LIABILITIES AND EQUITY	$7,943,903	$6,769,065

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended Sept. 30,
	2013	2012
	(Unaudited)
	(in thousands)
OPERATING ACTIVITIES:
Net income	$534,492	$487,816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,072	73,329
Share-based compensation	8,932	8,098
Excess tax benefits from share-based compensation	(12,020)	(9,239)
Other	(50,608)	(1,011)
Changes in operating assets and liabilities	258,617	205,827

NET CASH PROVIDED BY OPERATING ACTIVITIES	837,485	764,820
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(84,146)	(71,627)
Acquisitions and other investing activities	(614,109)	(545,378)

NET CASH USED IN INVESTING ACTIVITIES	(698,255)	(617,005)
FINANCING ACTIVITIES:
Proceeds from debt	2,094,550	750,000
Payments on debt	(1,990,204)	(750,000)
Share-based awards exercised, net of taxes paid	(14,313)	(4,008)
Excess tax benefits from share-based compensation	12,020	9,239
Dividends paid	(243,262)	(224,170)
Purchase of stock	(71,738)	(58,808)

NET CASH USED IN FINANCING ACTIVITIES	(212,947)	(277,747)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(8,508)	2,996

NET DECREASE IN CASH AND CASH EQUIVALENTS	(82,225)	(126,936)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	403,095	525,054

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$320,870	$398,118